Exhibit 3.291
CERTIFICATE OF FORMATION
OF
QUORUM HEALTH RESOURCES, LLC
The undersigned, being the organizer of QUORUM HEALTH RESOURCES, LLC (the “Company”), does hereby state the following for purposes of forming a limited liability company in accordance with the Delaware Limited Liability Company Act:
ARTICLE I. NAME.
The name of the Company shall be QUORUM HEALTH RESOURCES, LLC.
ARTICLE 2. REGISTERED OFFICE AND AGENT.
The address of the registered office and the name and the address of the registered agent of the Company are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of June, 1998.
QUORUM HEALTH GROUP, INC.
By: /s/ Gayle Jenkins
Gayle Jenkins
Assistant Secretary
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 06/12/1998
981228578 — 2908225

QUORUM HEALTH RESOURCES, INC.,
103 CONTINENTAL PLACE
Brentwood, TN 37027-5014
615-371-7979
CONSENT TO USE OF NAME
Quorum Health Resources, Inc., a corporation organized under the laws of the State of Delaware, hereby consents to the formation of Quorum Health Resources, LLC, in the State of Delaware,
IN WITNESS WHEREOF, the said Quorum Health Resources, Inc. has caused this consent to be executed by its President and attested by its Assistant Secretary, this 10th day of June, 1998.
QUORUM HEALTH RESOURCES, INC.
By: /s/ James G. Stokes, President
ATTEST:
/s/ Gayle Jenkins
Assistant Secretary
This corporation has no seal.

STATE OF DELAWARE
Secretary of State
DIVISION OF CORPORATIONS
FILED 01:30 PM 07/01/1998
981257007 — 2908225
CERTIFICATE OF MERGER
PURSUANT TO SECTION 264
OF THE DELAWARE GENERAL CORPORATION LAW
AND
PURSUANT TO SECTION 18-209
OF THE DELAWARE LIMITED LIABILITY COMPANY ACT
OF
A DOMESTIC CORPORATION
AND
A DOMESTIC LIMITED LIABILITY COMPANY
It is hereby certified that:
1. The constituent business entities participating in the merger herein certified are:
(I) Quorum Health Resources, Inc., which is incorporated under the laws of the State of Delaware; and
(II) Quorum Health Resources, LLC, which is organized under the laws of the State of Delaware.
2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid entities in accordance with the provisions of Section 264 of the Delaware General Corporation Law and subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.
3. The name of the surviving limited liability company in the merger herein certified is Quorum Health Resources, LLC, which will continue its existence as said surviving limited liability company under its present name upon the effective date of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.
4. The merger of Quorum Health Resources, Inc. with and into Quorum Health Resources, LLC shall become effective as of 12:01 a.m., E.D.T., July 1, 1998.

5. The Certificate of Formation of Quorum Health Resources, LLC, as now in force and effect, shall continue to be the Certificate of Formation of said surviving limited liability company until amended and changed pursuant to the provisions of the Delaware Limited Liability Company Act.
6. The executed Agreement of Merger between the aforesaid constituent business entities is on file at the principal place of business of the aforesaid surviving limited liability company, the address of which is as follows: 105 Continental Place, Brentwood, Tennessee 37027.
7. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving limited liability company, on request, and without cost, to any stockholder of extinguishing corporation or any member of the limited liability company.
IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of June, 1998.
QUORUM HEALTH RESOURCES, LLC
By: /s/ Gayle Jenkins
Gayle Jenkins, Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
QUORUM HEALTH RESOURCES, LLC
A LIMITED LIABILITY COMPANY
FIRST: The name of limited liability company is QUORUM HEALTH RESOURCES, LLC.
SECOND: The Certificate of Formation of the limited liability company is hereby amended as follows:
The registered agent and registered office of the limited liability company is hereby changed to:
National Registered Agents, Inc.
9 East Loockerman Street
Dover, DE 19901
IN WITNESS WHEREOF, the undersigned, being the individual forming the company, has executed, signed and acknowledged this Certificate of Amendment this 28th Day of Jan, 2000 A.D.
Quorum Health Group, Inc.
By: /s/ Gayle Jenkins
Gayle Jenkins, Assistant Secretary
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/08/2000
001066900 — 2908225

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/12/2001
010283798 — 2908225
Certificate of Amendment to Certificate of Formation
of
QUORUM HEALTH RESOURCES, LLC
It is hereby certified that:
1. The name of the limited liability company (hereinafter called the “limited liability company”) is QUORUM HEALTH RESOURCES, LLC
2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on 5/11/01
/s/ Michael L. Silhol
MICHAEL L SILHOL, Authorized Person